                                                                    Exhibit 99.2

                          Notice of Guaranteed Delivery
                                  For Tender of
            Auction Rate Education Loan Backed Notes, Series 2002A1-1
            Auction Rate Education Loan Backed Notes, Series 2002A1-2 Auction Rate Education Loan Backed Notes, Series 2002A1-3 Auction Rate Education Loan Backed Notes, Series 2002A1-4 Auction Rate Education Loan Backed Notes, Series 2002A1-5 Auction Rate Education Loan Backed Notes, Series 2002A1-6 Auction Rate Education Loan Backed Notes, Series 2002A1-7 Auction Rate Education Loan Backed Notes, Series 2002A1-8 Auction Rate Education Loan Backed Notes, Series 2002A1-9
           Auction Rate Education Loan Backed Notes, Series 2002A1-10 Auction Rate Education Loan Backed Notes, Series 2002A1-11 Auction Rate Education Loan Backed Notes, Series 2002A1-12
           Auction Rate Education Loan Backed Notes, Series 2002A1-13
                                       and
            Auction Rate Education Loan Backed Notes, Series 2002B1-1
            Auction Rate Education Loan Backed Notes, Series 2002B1-2

                       Education Funding Capital Trust - I

                    (Not To Be Used For Signature Guarantees)

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       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON                 , UNLESS EXTENDED BY THE ISSUER.
                            ----------------
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     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for (A) Auction Rate Education Loan Backed Notes Series 2002A-1, (B) Auction Rate Education Loan Backed Notes Series 2002A-2, (C) Auction Rate Education Loan Backed Notes Series 2002A-3, (D) Auction Rate Education Loan Backed Notes Series 2002A-4, (E) Auction Rate Education Loan Backed Notes Series 2002A-5, (F)
Auction Rate Education Loan Backed Notes Series 2002A-6, (G) Auction Rate Education Loan Backed Notes Series 2002A-7, (H) Auction Rate Education Loan Backed Notes Series 2002A-8, (I) Auction Rate Education Loan Backed Notes Series 2002A-9, (J) Auction Rate Education Loan Backed Notes Series 2002A-10, (K) Auction Rate Education Loan Backed Notes Series 2002A-11, (L) Auction Rate Education Loan Backed Notes Series 2002A-12, (M) Auction Rate Education Loan Backed Notes Series 2002A-13, (N) Auction Rate Education Loan Backed Notes
Series 2002B-1 or (O) Auction Rate Education Loan Backed Notes Series 2002B-2 of Education Funding Capital Trust-I (the "Issuer") are not immediately available,
(ii) such certificates, the Letter of Transmittal and all other required documents cannot be delivered to the exchange agent before the expiration of the Exchange Offer, or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the exchange agent. In addition, in order to utilize the guaranteed delivery procedures to tender outstanding notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) relating to the outstanding notes must also be received by the exchange agent prior to expiration of the Exchange Offer. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

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                  The exchange agent for the Exchange Offer is:
                                FIFTH THIRD BANK

        By Hand or Overnight Delivery or by Registered or Certified Mail:

                                Fifth Third Bank
                           Corporate Trust Department
                                    MD10AT60
                              Fountain Square Plaza
                           Attention: Brian J. Gardner

            By Facsimile (Eligible Institutions Only): (513) 534-3115 To Confirm by Telephone or for Information: (513) 534-3367

     Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

     Delivery of this Notice of Guaranteed Delivery to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Education Funding Capital Trust-I, a Delaware business trust, upon the terms and subject to the conditions set forth
in the Prospectus, dated              , and the related Letter of Transmittal
                         -------------
(which together constitute the Exchange Offer), receipt of which is hereby acknowledged, the aggregate principal amount of each series of notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus. All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):
                                ------------------------------------------------

Aggregate Principal Amount Tendered:

     Auction Rate Education Loan Backed Notes Series 2002A-1: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-2: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-3: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-4: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-5: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-6: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-7: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-8: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-9: $_________________

     Auction Rate Education Loan Backed Notes Series 2002A-10: $________________

     Auction Rate Education Loan Backed Notes Series 2002A-11: $________________

     Auction Rate Education Loan Backed Notes Series 2002A-12: $________________

     Auction Rate Education Loan Backed Notes Series 2002A-13: $________________

     Auction Rate Education Loan Backed Notes Series 2002B-1: $_________________

     Auction Rate Education Loan Backed Notes Series 2002B-2: $_________________

Certificate Number(s) (if available):
                                     -------------------------------------------

Total Principal Amount Represented by Certificate(s): $_________________________

If notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:                                    Date:
                    -----------------                        ------------------

                                PLEASE SIGN HERE


X                                                       Date:
 -----------------------------------------------------        ------------------


X                                                       Date:
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   Signature(s) of Owner(s) or Authorized Signatory

Area Code and Telephone Number:
                                ------------------------------------------------

     Must be signed by the holder(s) of the tendered notes as their name(s) appear(s) on certificates for such notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s):
        ------------------------------------------------------------------------

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                                (please print)

Capacity:
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Address(es):
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                            (including sip code)

                      THE GUARANTEE BELOW MUST BE COMPLETED

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                              GUARANTEE OF DELIVERY
                    (Not To Be Used For Signature Guarantees)

     The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program, the Stock Exchange Medallion Program or a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as such terms are defined in Rule 17Ad-15): (i) a bank;
(ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program, hereby guarantees to deliver to the exchange agent, at one of the addresses set forth above, either the notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such notes to the exchange agent's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the notes tendered hereby to the exchange agent within the time period set forth above. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:
             -------------------------------------------------------------------
Address:
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                             (including zip code)


Authorized Signature:
                     -----------------------------------------------------------

Name:
     ---------------------------------------------------------------------------
                                 (please print)

Title:
      --------------------------------------------------------------------------

Area Code and Telephone Number:
                               -------------------------------------------------

Dated:
      -------------------------

NOTE: DO NOT SEND CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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